PA1\491990.05
                             MAXTOR CORPORATION

                           1996 STOCK OPTION PLAN


1.     ESTABLISHMENT, PURPOSE AND TERM OF PLAN

      (a) Establishment. The Maxtor Corporation 1996 Stock Option Plan (the "Plan") is hereby established effective as of May 1, 1996 (the "Effective Date").

      (b) Purpose. The purpose of the Plan is to promote the long-term interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by providing such persons with an additional incentive to promote the financial success of the Participating Company Group.

      (c) Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board of Directors or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the Agreements evidencing Awards granted under the Plan have lapsed. However, all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

2.    DEFINITIONS

      Unless otherwise required by the context, the following terms when used in the Plan shall have the meanings set forth in this Section 2:

      (a) OAgreementO: A written option agreement between the Company and the Participant evidencing an Award in such form as approved by the Board of Directors pursuant to the Plan.

     (b)  OAwardO:  An award of an Option under the Plan.

      (c)  OBoard of DirectorsO:  The Board of Directors of the Company.   If
one or more Committees have been appointed by the Board of Directors to administer the Plan, "Board of Directors" also means such Committee(s).

     (d) OCodeO: The Internal Revenue Code of 1986, as amended from time to time.

      (e) "Committee": The Compensation Committee or other committee of the Board of Directors duly appointed to administer the Plan and having such powers as shall be specified by the Board of Directors. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board of Directors granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

      (f)   "Company":   Maxtor Corporation, a Delaware corporation,  or  any
successor thereto.

      (g)   "Consultant":   Any person, including an advisor,  engaged  by  a
Participating Company to render services other than as an Employee or a Director.

      (h) "Director": A member of the Board of Directors or of the board of directors of any other Participating Company.

      (I) "Employee": Any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan.

     (j)  OExchange ActO:  The Securities Exchange Act of 1934, as amended.

     (k) OExercise PriceO: The price per share at which the shares of Stock subject to an Option may be purchased upon exercise of such Option.

      (l) OFair Market ValueO: As applied to a specific date, the fair market value of a share of Stock on such date as determined in good faith by the Board of Directors in the following manner:

        (i) The average of the high and low prices of the Stock (or the mean of the closing bid and asked prices of the Stock if the Stock is so reported instead) as reported on the National Association of Securities Dealers Automated Quotation ("NASDAQ") System, the NASDAQ National Market System or such other national or regional securities exchange or market system constituting the primary market for the Stock, on the most recent trading day to the date in question, or if there are no reported sales on such date, on the last preceding date on which sales were reported; or

        (ii) In the absence of the foregoing, the Fair Market Value shall be determined by the Board of Directors in its absolute discretion based on an appraisal of the Stock and after giving consideration to the book value, the revenues, and the earnings prospects of the Company in light of market conditions generally. On the occurrence of a Pseudo-IPO Date (as defined in Section 8 below), Fair Market Value shall be the Pseudo-IPO Price (as defined in section 8(b)(iii) below). After the occurrence of a Pseudo-IPO Date, Fair Market Value shall be determined pursuant to this Section 2(l)(ii) assuming that all shares of preferred stock have been converted to common stock and that a public market for the Stock exists.

The Fair Market Value determined under one of the preceding paragraphs shall be final, binding and conclusive on all parties for the purposes of this Plan.

      (m)   OISOO:   An  Option  intended to be and  which  qualifies  as  an
"incentive stock option", as defined in SectionE422 of the Code or any statutory provision that may replace such Section.

     (n)  ONQSOO:  An Option not intended or qualified to be an ISO.

     (o)  OOptionO:  Any ISO or NQSO granted under the Plan.

      (p) "Outside Director": Any Director of the Company who is not an Employee.

     (q) OOutstanding SecuritiesO: Outstanding shares of Stock or any other class, series or kind of capital stock or other securities of the Company which have been issued pursuant to this Plan or otherwise.

      (r) "Parent Corporation": Any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

      (s) OParticipantO: A person who has been granted one or more Awards under the Plan which remain outstanding or who owns shares of Stock as a result of the exercise of an Option.

      (t) "Participating Company": The Company or any Parent Corporation, Subsidiary Corporation.

      (u)   "Participating  Company  Group":   At  any  point  in  time,  all
corporations collectively which are then Participating Companies.

      (v) "Rule 16b-3": Rule 16b 3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

     (w)  OSECO:  Securities and Exchange Commission.

     (x)  "Securities Act":  The Securities Act of 1933, as amended.

     (y) OStockO: The common stock of the Company, as adjusted from time to time under Section 4(b).

      (z) "Subsidiary Corporation": Any present or future "subsidiary corporation" of the Company or the Parent Corporation, as defined in Section 424(f) of the Code.

      (aa) "Ten Percent Owner": A Participant who, at the time an Award is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

3.    PARTICIPATION

      (a)   Persons  Eligible  for Awards.  Awards may  be  granted  only  to
Employees, Consultants, and Directors. For purposes of the foregoing sentence, "Employees" shall include prospective Employees to whom Awards are granted in connection with written offers of employment with the
Participating Company Group, and "Consultants" shall include prospective Consultants to whom Awards are granted in connection with written offers of engagement with the Participating Company Group. Eligible persons may be granted more than one (1) Award.

     (b)  Directors.

         (i) Outside Directors. Each person who is (A) an Outside Director on the Effective Date, or (B) first becomes an Outside Director after the Effective Date, shall be granted an Award for forty thousand (40,000) shares on the Effective Date or the date he or she first becomes an Outside Director; provided, however, that any Director of the Company who previously did not qualify as an Outside Director shall not receive an Award pursuant to this Section in the event that such Director subsequently becomes an Outside Director as a result of the termination of his or her status as an Employee. Notwithstanding anything herein to the contrary, no Outside Director shall be eligible to receive an Award other than the grant described in this Section 3(b)(i).

         (ii) Directors Serving on Committee. At any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, no member of a Committee established to administer the Plan in compliance with the "disinterested administration" requirements of Rule 16b-3, if any, while a member, shall be eligible to be granted an Award.

      (c) Grant Restrictions. Any person who is not an Employee of the Company or a Parent Corporation or Subsidiary Corporation of the Company on the effective date of the grant of an Award to such person may be granted only an NQSO. An ISO granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted on the date such person commences service with a Participating Company, with an Exercise Price determined as of such date in accordance with Section 5(a).

      (d) Fair Market Value Limitation. To the extent that the aggregate Fair Market Value of stock with respect to which options designated as ISOs are exercisable by a Participant for the first time during any calendar year (under all stock option plans of the Participating Company Group, including the Plan) exceeds One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as NQSOs. For purposes of this Section, options designated as ISOs shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an ISO in part and as an NQSO in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising and may request that separate certificates representing each such portion be issued upon the exercise of the Option. In the absence of such designation, the Participant shall be deemed to have exercised the ISO portion of the Option first.

4.     SHARES SUBJECT TO PLAN

      (a) Maximum Shares. Subject to adjustment by the operation of Section 4(b) hereof, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be ten million two hundred seventy-two thousand one hundred sixty-eight (10,272,168) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled or shares of Stock acquired upon the exercise of an Option are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Option, or such repurchased shares of Stock, shall again be available for issuance under the Plan.

      (b) Adjustment of Shares and Price. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate equitable adjustments shall be made in the number and class of shares subject to the Plan, in the number and class of shares subject to future Awards granted to Outside Directors pursuant to Section 3(b)(i) and to any outstanding Options and in the Exercise Price per share of any outstanding Options. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4(b) shall be rounded up or down to the nearest whole number, as determined by the Board of Directors, and in no event may the Exercise Price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board of Directors pursuant to this Section 4(b) shall be final, binding and conclusive.

5.     GENERAL TERMS AND CONDITIONS OF OPTIONS

      (a) General. Subject to Section 3(b)(i), the Board of Directors shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. The terms and conditions governing any Award, as determined by the Board of Directors, shall be set forth in an Agreement consistent with this Plan. In particular, the Board of Directors shall prescribe the following terms and conditions:

         (i) The number of shares of Stock subject to, and the expiration date(s) of, any Option;
        (ii)  The vesting schedule of any Option;

         (iii) The manner, time and rate (cumulative or otherwise) of exercise of such Option;

        (iv)  Whether such Option is to be issued as an ISO or NQSO; and

         (v) The restrictions, if any, to be placed upon such Option or upon shares which may be issued upon exercise of such Option.

      (b)   Exercise  Price.   The Exercise Price for each  Option  shall  be
established in the sole discretion of the Board of Directors; provided, however, that (a) the Exercise Price for an ISO shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) the Exercise Price for an NQSO shall be not less than eighty-five percent (85%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (c) no Option granted to a Ten Percent Owner shall have an Exercise Price less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an ISO or an NQSO) may be granted with an Exercise Price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

      (c) Exercise Period. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Board of Directors and set forth in the Agreement evidencing such Option; provided, however, that (i) no Option shall be exercisable after the expiration of ten
(10) years after the effective date of grant of such Option, (ii) no ISO granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (iii) no Option granted to a prospective Employee or prospective Consultant may become exercisable prior to the date on which such person commences service with a Participating Company.

6.     EXERCISE OF OPTIONS

      (a) Payment of Option Exercise Price. Except as otherwise provided below, payment of the Exercise Price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of Stock owned by the Participant having a Fair Market Value not less than the Exercise Price,
(iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iv) by such other consideration as may be approved by the Board of Directors from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Board of Directors may at any time or from time to time, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the Exercise Price or which otherwise restrict one or more forms of consideration.

          (A) Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board of Directors, an Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months or were not acquired, directly or indirectly, from the Company.

           (B) Cashless Exercise. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

      (b) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares of Stock issuable on exercise of any Option until the date of the issuance of a stock certificate to the Participant for shares of Stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 4(b) hereof.

7.     TRANSFER OF CONTROL OF THE COMPANY

     (a)  Definitions.

         (i) An "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company:

           (A) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

          (B)  a merger or consolidation in which the Company is a party;

          (C) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or

          (D)  liquidation or dissolution of the Company.

        (ii) A "Transfer of Control" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "Transaction") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "Transferee Corporation(s)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board of Directors shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

      (b) Effect of Transfer of Control on Options. In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), may either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation's stock. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Transfer of Control and any consideration received pursuant to the Transfer of Control with respect to such shares shall continue to be subject to all applicable provisions of the Agreement evidencing such Option except as otherwise provided in such Agreement.

8.     REPURCHASE OPTIONS AND OBLIGATIONS

     (a) Repurchase Options. Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board of Directors in its sole discretion at the time the Option is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

     (b)  Pseudo-IPO Repurchase.

        (i)  IPO Trigger Date.

           (A) An "IPO Trigger Date" is the date, on or before February 1, 2001, on which all of the following have occurred:

              (I) the Company has positive net income, as determined in accordance with generally accepted accounting principles consistently applied ("Net Income") for four (4) consecutive calendar quarters,

              (II) the fair market value of the Company, as determined by an independent appraisal, is equal to or greater than seven hundred million dollars ($700,000,000) (the "Target Valuation"), and

              (III)  the Company receives the written opinion of a nationally recognized investment banking firm approved by the Board of Directors setting forth, in its professional opinion, that the Company may undertake an underwritten public offering of the Outstanding Securities under the Securities Act (an "IPO").

          (B) For purposes of determining the IPO Trigger Date, the Board of Directors shall engage an independent appraiser to prepare a written valuation report of the fair market value of the Company as soon as practicable following the end of the third consecutive calendar quarter in which the Company has positive Net Income, and provided that the Target Valuation has been achieved, the Board of Directors shall engage a nationally recognized investment banking firm (the "Investment Banker") to prepare a written IPO opinion as soon as practicable following the end of the third consecutive calendar quarter in which the Company has positive Net Income.

        (ii) In the event that an IPO is not completed within six (6) months of the IPO Trigger Date (unless the Board of Directors determines, in its sole discretion, that the Company may not complete the IPO within such six-month period due to adverse financial circumstances following the IPO Trigger Date including, but not limited to, a downturn in the Company's performance or, in the opinion of the Investment Banker, adverse overall market conditions) (the "Pseudo-IPO Date"), the Company shall offer to purchase the shares of Participants' Stock acquired pursuant to the Plan as provided in this Section 8(b) (the "Pseudo-IPO Repurchase").

         (iii) The Company shall engage a nationally recognized investment banking firm approved by the Board of Directors to prepare a written valuation report of the fair market value of a share of Stock determined as of the Pseudo-IPO Date (the "Pseudo IPO Price"), which valuation shall assume that all shares of preferred stock have been converted to common stock and that a public market for the Stock exists. Such report shall be delivered to the Company within thirty (30) days from the Pseudo-IPO Date. The determination of such investment banking firm shall be final and binding.

         (iv) Within forty-five (45) days from the receipt of the valuation report, the Company shall deliver a written notice to all of the Participants specifying (A) the CompanyOs offer to repurchase the shares of the
ParticipantsO Stock acquired pursuant to the Plan which are vested (as determined in accordance with the Agreement evidencing the Participant's Option(s)), (B) the price per share to be paid by the Company for such repurchase (the Pseudo IPO Price set forth in the valuation report) and (C) the closing date for the repurchase.

         (v) On the closing date, each Participant who elects to sell his or her Stock to the Company must deliver to the Company all stock certificates representing the Stock that are in the ParticipantOs possession, duly endorsed for transfer, together with all applicable transfer taxes and any additional documents as the Company may request to effect the repurchase. Upon receipt of all such documents, the Company will deliver to the Participant the aggregate purchase price for his or her Stock by check or wire transfer.

         (vi)   As  of  each anniversary of the Pseudo-IPO Date which  occurs prior to the date on which the Company undertakes an underwritten public offering of the Outstanding Securities under the Securities Act, the Board of Directors shall, within forty-five (45) days of the Pseudo-IPO Date anniversary, determine the Fair Market Value of a share of Stock as of such anniversary of the Pseudo-IPO Date. Upon such determination of Fair Market Value of a share of Stock, the Company will deliver a written notice to all Participants specifying (A) the Company's offer to repurchase any vested shares of the Participants' Stock acquired pursuant to the Plan (as determined in accordance with the Agreement evidencing the Participant's Option(s)), (B) the price per share to be paid by the Company for such repurchase (as set forth in the valuation report) and (C) the closing date of such repurchase (which may be the anniversary of the closing date for the Pseudo-IPO Repurchase, or such other date as the Company may specify). On such closing date, the Company and applicable Participants will conduct an exchange in accordance with Section 8(b)(iv) above.

         (vii) If an IPO Trigger Date occurs prior to February 1, 2001, but no Pseudo-IPO Repurchase occurs because the Company may not complete an IPO within the requisite six (6) month period due to adverse financial circumstances as provided in Section 8(b)(ii), then a new IPO Trigger Date shall occur at any subsequent time that the conditions of Section 8(b)(i) are met prior to February 1, 2001. For purposes of determining a subsequent IPO Trigger Date under this section 8(b)(vii), the conditions of section 8(b)(i)(A) shall be satisfied if the Company has positive Net Income for the four (4) consecutive calendar quarters preceding such subsequent IPO Trigger Date, and it is not necessary to have four (4) consecutive calendar quarters of positive Net Income since the last IPO Trigger Date.

9.     RESTRICTIONS ON TRANSFERS; GOVERNMENT REGULATIONS

      (a) Options Not Transferable. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant's guardian or legal representative. No Option may be assigned, encumbered, or transferred, except, in the event of the death of a Participant, by will or the laws of descent and distribution.

      (b) Government Regulations. This Plan, the granting of Awards under this Plan and the issuance or transfer of Stock (and/or the payment of money) pursuant thereto are subject to all applicable foreign, federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency (including without limitation "no action" positions of the SEC) which may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Awards may be granted under this Plan, and no Stock shall be issued by the Company, nor cash payments made by the Company, pursuant to or in connection with any such Award, unless and until, in each such case, all legal requirements applicable to the issuance or payment have, in the opinion of counsel to the Company, been complied with. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect of such matters as the Company may deem desirable to assure compliance with all applicable legal requirements. The granting of Awards under this Plan and the issuance of Stock pursuant thereto are subject to compliance with all applicable foreign, federal, and/or state laws or regulations with respect to such securities. No Option may be exercised by a Participant if the issuance of Stock pursuant to such Option upon such exercise would constitute a violation of any applicable foreign, federal, or state securities law, rule or regulation or other applicable law or regulation. The inability of the Company to obtain from any regulatory body having the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

10.     TAX WITHHOLDING

      The Company shall have the right to withhold from amounts due Participants, or to collect from Participants directly, the amount which the Company deems necessary to satisfy any taxes required by law to be withheld at any time by reason of participation in the Plan, and the obligations of the Company under the Plan shall be conditional on payment of such taxes. The Participant may, prior to the due date of any taxes, pay such amounts to the Company in cash, or with the consent of the Board of Directors, in Stock (which shall be valued at its Fair Market Value on the date of payment). The Company shall have no obligation to any Participant to determine either (i) the existence of any tax or (ii) the correct amount of any tax. Without limiting the generality of the foregoing, in any case where it determines that a tax is or will be required to be withheld in connection with the issuance, transfer or vesting of Stock issued under this Plan, the Company may, pursuant to such rules as the Board of Directors may establish, reduce the number of shares of Stock so issued or transferred by such number of Stock as the Company may deem appropriate in its sole discretion to accomplish such withholding or make such other arrangements as it deems satisfactory. Notwithstanding any other provision of this Plan, the Board of Directors may impose such conditions on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b 3. The Company shall have no obligation to deliver shares of Stock, release shares of Stock from an escrow established pursuant to an Agreement or make any payment pursuant to the Plan until the Participating Company Group's tax withholding obligations have been satisfied by the Participant.

11.     ADMINISTRATION OF PLAN

      (a) Administration by the Board of Directors. The Plan shall be administered by the Board of Directors. All decisions and determinations of the Board of Directors shall be final, conclusive and binding upon all Participants and upon all other persons claiming any rights under the Plan with respect to any Options.

      (b)   Board of Directors Authority.  In amplification of the  Board  of
DirectorsO powers and duties, but not by way of limitation, the Board of Directors shall have full authority and power to:

        (i) Construe and interpret the provisions of the Plan and make rules and regulations for the administration of the Plan not inconsistent with the Plan;

         (ii) Decide all questions of eligibility for Plan participation and for the grant of Awards;

         (iii) Adopt forms of Agreements and other documents consistent with the Plan;

         (iv) Engage agents to perform legal, accounting and other such professional services as it may deem proper for administering the Plan; and

         (v) Take such other actions as may be reasonably required or appropriate to administer the Plan or to carry out the Board of Directors activities contemplated by other sections of this Plan.

     (c) Disinterested Administration. At any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the "disinterested administration" requirements of Rule 16b 3.

       (d) Indemnification. In addition to such other rights of indemnification as they may have, members of the Board of Directors and any officers or employees of the Participating Company Group to whom authority to act on behalf of the Board of Directors is delegated shall be indemnified by the Company against the reasonable expenses, including court costs and reasonable attorneys' fees, actually incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except where such indemnification is expressly prohibited by applicable law.

12.     STOCKHOLDER APPROVAL

      The Plan or any increase in the maximum number of shares of Stock issuable thereunder as provided in Section 4(a) (the "Maximum Shares") shall be approved by the stockholders of the Company within twelve (12) months of the date of adoption thereof by the Board of Directors. Options granted prior to stockholder approval of the Plan or in excess of the Maximum Shares previously approved by the stockholders shall become exercisable no earlier than the date of stockholder approval of the Plan or such increase in the Maximum Shares, as the case may be.

13.     AMENDMENT AND TERMINATION

      The Board of Directors may terminate or amend the Plan at any time. However, subject to changes in the law or other legal requirements that would permit otherwise, without the approval of the Company's stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4(b)), (b) no change in the class of persons eligible to receive ISOs, (c) no expansion in the class of persons eligible to receive NQSOs, and
(d) no expansion of the Awards which may be granted to Outside Directors. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Participant, unless such termination or amendment is required to enable an Option designated as an ISO to qualify as an ISO or is necessary to comply with any applicable law or government regulation.

14.     MISCELLANEOUS

      (a) Employment or Service. Neither the establishment of the Plan nor any amendments thereto, nor the granting of any Award under the Plan, shall be construed as in any way modifying or affecting, or evidencing any intention or understanding with respect to, the terms of the employment or service of any Participant with the Participating Company Group. Nothing in the Plan or any Agreement shall confer upon a Participant any right to continued  employment  or  service with the Participating  Company  Group  or interfere in any way with any right of the Participating Company Group to terminate the Participant's employment or service at any time. No person shall have a right to be granted Awards or, having been selected as a Participant for one Award, to be so selected again.

      (b) Provision of Information. At least annually, copies of the Company's balance sheet and income statement for the just completed fiscal year shall be made available to each Participant and purchaser of shares of Stock upon the exercise of an Option. The Company shall not be required to provide such information to persons whose duties in connection with the Company assure them access to equivalent information.

      (c) Transfer of Rights. In the event any Participating Company assigns, other than by operation of law, to a third person, other than another Participating Company, any of the Participating Company's rights to repurchase any shares of Stock acquired upon the exercise of an Option, the assignee shall pay to the assigning Participating Company the value of such right as determined by the Company in the Company's sole discretion. Such consideration shall be paid in cash. In the event such repurchase right is exercisable at the time of such assignment, the value of such right shall be not less than the Fair Market Value of the shares of Stock which may be repurchased under such right (as determined by the Company) minus the repurchase price of such shares. The requirements of this Section 14(c)
regarding the minimum consideration to be received by the assigning Participating Company shall not inure to the benefit of the Participant whose shares of Stock are being repurchased. Failure of a Participating Company to comply with the provisions of this Section 14(c) shall not constitute a defense or otherwise prevent the exercise of the repurchase right by the assignee of such right.

      (d) No Advice. The Company shall not be responsible for providing any Participant with legal, business or tax advice. Any legal or tax liabilities incurred by a Participant as a result of Participant's participation in the Plan shall be the sole responsibility of the Participant. Participants should consult their own attorneys and tax advisors with respect to any questions regarding participation in the Plan.

      (e) Written Notice. As used herein, any notices required hereunder shall be in writing and shall be given on the forms, if any, provided or specified by the Board of Directors. Written notice shall be effective upon actual receipt by the person to whom such notice is to be given; provided, however, that in the case of notices to Participants and their heirs, legatees and legal representatives, notice shall be effective upon delivery if delivered personally or three (3) business days after mailing, registered first class postage prepaid to the last known address of the person to whom notice is given. Written notice shall be given to the Board of Directors and the Company at the following address or such other address as may be specified from time to time:

     Maxtor Corporation
     211 River Oaks Parkway
     San Jose, California  95134
     Attn:  Secretary

      (f) Applicable Law, Severability. The Plan shall be governed by and construed in all respects in accordance with the laws of the State of
California. If any provisions of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

     The undersigned Assistant Secretary of the Company hereby certifies that the foregoing Maxtor Corporation 1996 Stock Option Plan was duly adopted by the Board of Directors on May 14, 1996.


                                              /s/ C. Barr-Smith
                                              --------------------
                                              Carlotta Barr-Smith
                                              Assistant Secretary



PLAN HISTORY



May  14, 1996     Board of Directors adopts Plan, with an initial reserve  of
10,272,168 shares.

May  14,  1996     Stockholders  approve Plan, with  an  initial  reserve  of
10,272,168 shares.